UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 9, 2006


                       BLACKROCK KELSO CAPITAL CORPORATION
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


            DELAWARE                   000-51327                20-2725151
         ------------             --------------------       ----------------
 (State or other jurisdiction         (Commission             (IRS Employer
        of incorporation)             File Number)          Identification No.)


    40 East 52nd Street, New York, New York                            10022
    ---------------------------------------                            -----
    (Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (212) 810-5800
                                                           --------------


--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

      The following press release was issued by BlackRock Kelso Capital Corporation on May 9, 2006:


                                                [LOGO OMITTED]


Press Contact:
--------------
Brian Beades
212-810-5300

       BlackRock Kelso Capital Announces Cash Dividend of $0.23 per share

New York, May 9, 2006 - BlackRock Kelso Capital Corporation ("BlackRock Kelso Capital" or the "Company"), a business development company providing debt and equity capital to middle market companies, announced today that its Board of Directors has declared a second quarter dividend of $0.23 per share, payable on June 30, 2006 to stockholders of record at the close of business on June 15, 2006. The ex-dividend date is June 28, 2006. The tax treatment of the dividend will be reported to stockholders on Form 1099, which will be sent to stockholders after the end of the year.

About BlackRock Kelso Capital

BlackRock Kelso Capital is a unique, privately funded, business development company formed in early 2005 by its management team, BlackRock, Inc. and the principals of Kelso & Company, to provide debt and equity capital to middle market companies.

The Company's investment objective is to generate both current income and capital appreciation through debt and equity investments. The Company invests primarily in middle-market companies in the form of senior and junior secured and unsecured debt securities and loans, each of which may include an equity component, and by making direct preferred, common and other equity investments in such companies. For additional information please visit our website at: www.blackrockkelso.com

BlackRock, Inc. is recognized as one of the world's leading investment managers. Founded in 1988, BlackRock has grown from a boutique investment management firm to an established investment advisor with approximately $463 billion in assets under management as of March 31, 2006.

Kelso & Company is one of the oldest and most established firms specializing in private equity investing with more than 34 years of investment experience in levered acquisitions. Since 1980, Kelso has invested in more than 82 companies with total initial enterprise value of more than $21.4 billion.

Forward-Looking Statements

This press release, and other statements that BlackRock Kelso Capital may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock Kelso Capital's future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. The information contained on our website is not a part of this press release.

BlackRock Kelso Capital cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock Kelso Capital assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock Kelso Capital's Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets; (3) our relative and absolute investment performance; (4) the impact of increased competition; (5) the unfavorable resolution of legal proceedings that may occur;
(6) the extent and timing of any share repurchases; (7) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock Kelso Capital or its service providers; (8) terrorist activities and international hostilities; and (9) the impact of changes to tax legislation and, generally, the tax position of the Company.

BlackRock Kelso Capital's Annual Report on Form 10-K for the year ended December 31, 2005 and the Company's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

                                      # # #

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    BlackRock Kelso Capital Corporation
                                    (Registrant)


                                    By:  /s/ Michael B. Lazar
                                        ----------------------------------------
 Date: May 9, 2006                           Michael B. Lazar
                                             Chief Operating Officer